EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated as of May 18, 2015 (this “Amendment”), is by and among BLYTH, INC., a Delaware corporation, BLYTH HOME EXPRESSIONS, INC., a Delaware corporation, BLYTH DIRECT SELLING HOLDINGS, INC., a Delaware corporation, BLYTH CATALOG AND INTERNET HOLDINGS, INC., a Delaware corporation, KWA, INC., a Minnesota corporation, PURPLE TREE, INC., a Delaware corporation, PARTYLITE HOLDING, INC., a Delaware corporation, SILVER STAR BRANDS, INC. (formerly known as Miles Kimball Company), a Wisconsin corporation, PARTYLITE GIFTS, INC., a Virginia corporation, BJI CORPORATION, a Delaware corporation, PARTYLITE WORLDWIDE, LLC, a Delaware limited liability company, CANDLE CORPORATION OF AMERICA (DELAWARE), a Delaware corporation, and CANDLE CORPORATION OF AMERICA, a New York corporation (collectively, the “Borrowers”) and BANK OF AMERICA, N.A., a national banking association (the “Lender”).
WITNESSETH:
WHEREAS, the Borrowers have been extended certain financial accommodations pursuant to that certain Loan and Security Agreement, dated as of March 9, 2015 (as amended, supplemented or modified from time to time, the “Loan Agreement”), by and among the Borrowers and the Lender;
WHEREAS, the Borrowers acknowledge that as of May 18, 2015, Revolver Usage is $927,693.00.
WHEREAS, the parties hereto desire to amend the Loan Agreement as set forth herein;
WHEREAS, the Borrowers and the Lender constitute the parties required for purposes of amending the Loan Agreement pursuant to Section 12.1.2 thereof;
NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1	DEFINED TERMS.
Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

Section 2	AMENDMENT TO LOAN AGREEMENT.
2.1    Amendment to Section 2.1.5 (Required Real Estate Availability Reductions). Section 2.1.5 of the Loan Agreement is amended and restated in its entirety as of the Amendment Effective Date (as hereinafter defined) to read as follows:
“2.1.5        Required Real Estate Availability Reductions. The Additional Real Estate Availability Amount shall be reduced on the first calendar day of each fiscal quarter beginning with April 1, 2017 in an amount equal to One Hundred Twenty-Five Thousand Dollars ($125,000) (such reductions to the Additional Real Estate Availability Amount being referred to as the “Required Real Estate Availability Reductions”); provided, however, that all Loans are due and payable on the Revolver Termination Date.”

Section 3	REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers hereby represents and warrants to the Lender, as of the Amendment Effective Date, as follows:

3.1    Authorization; Enforceability; Ratification. This Amendment has been duly and validly executed by an authorized officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. The Loan Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

3.2    No Default or Event of Default. No Default or Event of Default is existing under the Loan Agreement and no Default or Event of Default will occur as a result of the effectiveness of this Amendment.

3.3    Restatement of Representations and Warranties; Schedules. The representations and warranties of such Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (except that if any such representation or warranty contains any materiality qualifier, such representation or warranty shall be true and correct in all respects) on and as of the date of this Amendment as though made on the date of this Amendment (except for representations and warranties that expressly relate to an earlier date). The Schedules to the Loan Agreement are accurate and complete on and as of the date of this Amendment (except for Schedules that expressly relate to an earlier date).

Section 4    CONDITIONS TO EFFECTIVENESS.

Section 5        This Amendment shall become effective as of the date and time (the “Amendment Effective Date”) at which each of the following conditions precedent shall have been fulfilled:
5.1    This Amendment. The Lender shall have received from each Borrower a counterpart of this Amendment, executed and delivered by a duly authorized officer of such Borrower.
5.2    Other Documents. The Lender shall have received such other documents, instruments or other materials as it shall have reasonably requested.
5.3    Fees and Expenses. The Borrowers shall have paid all outstanding costs, expenses and fees of the Lender and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment.

Section 6    MISCELLANEOUS.
6.1    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of law principles except federal laws relating to national banks.
6.2    Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.
6.3    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument, and counterparts hereof may be delivered by facsimile or .PDF electronic transmission which shall be effective as a manually signed original counterpart.
6.4    Headings. Section headings used in this Amendment are for the convenience of reference only and are not a part of this Amendment for any other purpose.
6.5    Negotiations. By accepting this Amendment, each Borrower acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Lender.
6.6    Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate as, or be deemed or construed to be, a waiver: (a) of any right, power or remedy of the Lender under the Loan Agreement or the other Loan Documents or (b) of any term, provision, representation, warranty or covenant contained in the Loan Agreement or any other Loan Document. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Loan Agreement.

6.7     Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
6.8    Acknowledgment; Release of Claims. No Borrower is aware of any claim or offset against, or defense or counterclaim to, such Borrower’s obligations or liabilities under the Loan Agreement or any Loan Document to which it is a party. In consideration of the Lender’s agreements contained in this Amendment, each Borrower hereby irrevocably releases and forever discharge the Lender and its Affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against the Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Lender or any other Released Person relating to the Loan Agreement or any Loan Document on or prior to the date hereof.
6.9    Reaffirmation. Each of the parties hereto, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, under the Loan Documents, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Loan Agreement and the other Loan Documents to which it is a party and (ii) to the extent such party has granted liens on or security interests in any of its property pursuant to the Loan Agreement or any other Loan Document as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the parties hereto hereby consents to this Amendment and hereby ratifies and affirms the Loan Agreement and the other Loan Documents, as amended hereby.
6.10     Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, each Borrower waives the right to trial by jury (which Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to this Amendment. Each Borrower acknowledges that the foregoing waiver is a material inducement to Lender entering into this Amendment and that Lender is relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waiver with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.
6.11    Loan Document. This Amendment is a Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers or agents thereunto duly authorized as of the date first written above.

LENDER:	BANK OF AMERICA, N.A.

____________________________________
Name: Jeffrey J. White
Title: Senior Vice President

BORROWERS:	BLYTH, INC.
BLYTH HOME EXPRESSIONS, INC.
BLYTH DIRECT SELLING HOLDINGS, INC.
BLYTH CATALOG AND INTERNET HOLDINGS, INC.
PURPLE TREE, INC.
PARTYLITE HOLDING, INC.
SILVER STAR BRANDS, INC.
PARTYLITE GIFTS, INC.
BJI CORPORATION
PARTYLITE WORLDWIDE, LLC
CANDLE CORPORATION OF AMERICA (DELAWARE)
CANDLE CORPORATION OF AMERICA
KWA, INC.

____________________________________
Name: Michael S. Novins
Title: Vice President, General Counsel and Secretary